UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 11, 2026
Travel + Leisure Co.
(Exact name of registrant as specified in its charter)

Delaware	001-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 W. Church Street
Orlando	Florida	32805
(Address of Principal Executive Offices)		(Zip Code)
	(407)	626-5200
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.
On May 11, 2026, Travel + Leisure Co. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., as representative of the several initial purchasers named in Schedule II thereto (collectively, the “Initial Purchasers”), in connection with the offer and sale of $900 million aggregate principal amount of the Company’s 6.250% senior secured notes due 2031 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in offshore transactions pursuant to Regulation S under the Securities Act.
The Purchase Agreement contains customary representations, warranties and covenants by the Company, together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. The Offering is expected to close on May 20, 2026, in accordance with the terms of the Purchase Agreement.
The Company intends to use the net proceeds of this Offering to redeem all of the Company’s outstanding 6.625% secured notes due July 2026 (“the 2026 Notes”), towards repayment of outstanding borrowings under its secured revolving credit facility due June 2030 and, to the extent there are any remaining proceeds, for general corporate purposes.
On May 11, 2026, the Company issued a notice of conditional redemption in respect of up to all $650 million of its outstanding 2026 Notes to be redeemed on May 22, 2026. The redemption of the 2026 Notes is conditioned upon the consummation of the Offering.
This Current Report on Form 8-K shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum. This Current Report on Form 8-K does not constitute a notice of redemption of the 2026 Notes.
A copy of the press release announcing the launch of the Offering is attached hereto as Exhibit 99.1 and a copy of the press release announcing the pricing of the Notes is attached hereto as Exhibit 99.2 and each is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits 99.1 and 99.2 are filed, and exhibit 104 is furnished with this report:

Exhibit No.	Description
99.1	Press Release of Travel + Leisure Co. to Announce the Offering Launch, dated May 11, 2026.
99.2	Press Release of Travel + Leisure Co. to Announce the Offering Pricing, dated May 11, 2026.
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVEL + LEISURE CO.

By: /s/ Thomas M. Duncan
Name: Thomas M. Duncan
Title: Chief Accounting Officer

Date: May 11, 2026